SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
February 9, 2006

Date of Report (date of earliest event reported)
DELTA PETROLEUM CORPORATION

Exact name of Registrant as Specified in its Charter

Delaware	0-16203	84-1060803

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number
Suite 4300
370 17th Street
Denver, Colorado, 80202

Address of Principal Executive Offices, Including Zip Code
(303) 293-9133

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On February 9, 2006, the Board of Directors of Delta Petroleum Corporation (“we,” “us,” “our” or “the Company”) elected John R. Wallace to serve as President and Chief Operating Officer of the Company. Mr. Wallace replaces Roger A. Parker in the position of President. Mr. Parker will continue to serve as our Chairman and Chief Executive Officer.
     John R. Wallace joined the Company in October 2003 and previously served as our Executive Vice President, Exploration and Chief Operating Officer. Since April 1, 2005 he has also served as Executive Vice President and Director of DHS Drilling Company, a partially owned subsidiary of the Company. Mr. Wallace was Vice President of Exploration and Acquisitions for United States Exploration, Inc. (“USX”), a publicly-held oil and gas exploration company, from May 1998 to October 2003, when he became employed by Delta. Prior to USX, Mr. Wallace served with various privately held oil and gas companies. Mr. Wallace is the son of James B. Wallace, a Director of the Company. He is 44 years old.
     Mr. Wallace’s compensation will not change as a result of his election to the position of President. The terms of his existing Employment Agreement and Change of Control Executive Severance Agreement remain in effect.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On February 9, 2006, our Board of Directors also amended and restated our Bylaws (i) to bifurcate the single officer position of President and Chief Executive Officer into two distinct officer positions, and (ii) to change the quorum for meetings of the stockholders from a majority of the shares entitled to vote at such meetings to one-third of the shares entitled to vote at such meetings. A copy of the Amended and Restated Bylaws is attached as Exhibit 3.1 hereto.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits. The exhibit identified below is filed as part of this report:
     Exhibit 3.1     Amended and Restated Bylaws of Delta Petroleum Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA PETROLEUM CORPORATION (Registrant)
Date: February 10, 2006	By:	/s/ Kevin K. Nanke
Kevin K. Nanke, Treasurer and Chief Financial
Officer

Exhibit Index

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Bylaws of Delta Petroleum Corporation